EXHIBIT 4.5


W-UNIT 2

THIS WARRANT, AND ALL SHARES OF CAPITAL STOCK ISSUABLE HEREUNDER, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON UNLESS THE SHARES ARE REGISTERED UNDER THE 1933 ACT AND THE SECURITIES LAWS OF ALL APPLICABLE STATES OF THE UNITED STATES OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. THIS WARRANT AND THE SHARE ISSUABLE UPON EXERCISE HEREOF AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (III) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, OR (IV) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION, IN EACH CASE AFTER PROVIDING EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE 1933 ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

                                ASPI EUROPE, INC.

                        WARRANT TO PURCHASE COMMON STOCK

     To purchase shares of common stock of ASPi Europe, Inc., a Delaware corporation.

     THIS CERTIFIES that, for value received, __________________ is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from ASPi Europe, a Delaware corporation (the "Company"), _________ shares of common stock of the Company at a purchase price of $2.00 per share. The purchase price per share of common stock upon exercise of this Warrant is sometimes referred to herein as the "Exercise Price." The number and character of such shares of common stock are subject to adjustment as provided below.

     1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant will be exercisable during the term commencing on the date hereof and ending at 5:00 p.m., Pacific Standard Time, on the third anniversary of the date hereof.

     2.   Exercise of Warrant.

          (a) The purchase rights represented by this Warrant are exercisable by the registered holder hereof, in whole or in part, at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the holder hereof, at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and upon payment in cash or check acceptable to the Company of the purchase price of the securities thereby purchased, whereupon the holder of this Warrant will be entitled to receive a certificate for the number of securities so purchased and, if this Warrant is exercised in part, a new Warrant for the unexercised portion of this Warrant. The Company agrees that if at the time of surrender of this Warrant and purchase the holder hereof shall be entitled to exercise this Warrant, the securities so purchased will be deemed to be issued to such holder as the record owner of such securities as of the close of business on the date on which this Warrant shall have been exercised as aforesaid.

           (b) Certificates for shares purchased hereunder and, on partial exercise of this Warrant, a new Warrant for the unexercised portion of this Warrant will be delivered to the holder hereof promptly as practicable after the date on which this Warrant shall have been exercised as aforesaid.

     3.   No  Fractional   Shares  or  Scrip.  No  fractional  shares  or  scrip
representing fractional shares will be issued upon the exercise of this Warrant.

     4. No Rights as a Shareholder. This Warrant does not entitle the holder hereof to any voting rights, dividends, participation rights or other rights as a shareholder of the Company prior to the exercise hereof.

     5. Exchange and Registry of Warrant. The Company will maintain a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at the office of the Company, and the Company will be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

     6. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

     7. Saturdays, Sundays and Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein is a Saturday or a Sunday or will be a legal holiday or the equivalent for banks generally in the State of Washington, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday or the equivalent for banks generally in the State of Washington.

     8. Adjustment Rights. The purchase price per share and the number of shares purchasable hereunder are subject to adjustment from time to time, as follows:

          (a) Recapitalization, Merger, Sale of Assets. If at any time, there is a capital reorganization of the common stock (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation or sale, lawful provision will be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of the successor corporation resulting from such merger or consolidation, to which a holder of the common stock deliverable upon exercise of this Warrant would have been entitled in such capital reorganization, merger, consolidation or sale if this Warrant had been exercised immediately before such reorganization, merger, consolidation or sale. The Company shall notify the holder hereof of any such reorganization, merger, consolidation or sale or reclassification, split, subdivision or combination of shares not later than the effective date thereof. In any such case, appropriate adjustment (as determined in good faith by the Company's board of directors) will be made in the application of the provisions of this Warrant with respect to the rights and interests of the holder after the reorganization, merger, consolidation or sale to the end that the provisions of this Warrant (including adjustment of the Exercise Price and number of shares purchasable upon exercise of this Warrant) will be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon conversion of this Warrant.

          (b) Reclassification. If the Company at any time reclassifies the common stock or otherwise changes any of the common stock into the same or a different number of securities of any different class or classes, this Warrant will thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change.

          (c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired splits, subdivides or combines its common stock, the Exercise Price will be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination. Upon each adjustment in the Exercise Price, the number of shares of common stock purchasable hereunder will be adjusted, to the nearest whole security, to the product obtained by multiplying the number of securities purchasable immediately prior to such adjustment in the Exercise
Price by a fraction (i) the numerator of which will be the Exercise Price immediately prior to such adjustment, and (ii) the denominator of which will be the Exercise Price immediately after such adjustment.

          (d) Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued common stock, a sufficient number of shares to provide for the issuance of common stock upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant will constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of common stock upon the exercise of the purchase rights under this Warrant.

     9.   Non-Transferability; Compliance with Securities Laws.

          (a) This Warrant may not be transferred or assigned in whole or in part, unless otherwise agreed to by the Company and permissible under all applicable state and federal securities laws.

          (b) The holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the securities issuable upon exercise hereof are being acquired solely for the holder's own account and not as a nominee for any other party, and for investment, and that the holder will not offer, sell or otherwise dispose of this Warrant or any securities to be issued upon exercise hereof or any other securities issued upon conversion thereof or otherwise with respect thereto, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. Upon exercise of this Warrant, the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities so purchased are being acquired solely for holder's own account and not as a nominee for any other party, for investment, and not with a present view toward distribution or resale.

          (c) The common stock has not been and will not be registered under the Securities Act or applicable state securities laws and this Warrant may not be exercised except by (i) an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act or (ii) a "non-U.S. Person," as such term is defined by Rule 902 of Regulation S under the Securities Act, in each case that makes all of the representations and warranties set forth on the Notice of Exercise. Each certificate representing common stock or other securities issued in respect of the common stock or upon any conversion, stock split, stock dividend, recapitalization, merger, consolidation or similar event, will be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable securities laws):

     "THESE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT,
     (III) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, OR (IV) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION, IN EACH CASE AFTER PROVIDING EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER MAY BE MADE WITHOUT
     REGISTRATION UNDER THE 1933 ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT."

     10.  Market Stand-off

     The holder hereby agrees that he, she or it shall not, to the extent requested by the managing underwriter of an underwritten public offering in which the Company's Securities (as defined below) are sold, directly or indirectly, offer, sell, pledge, contract to sell, transfer the economic risk of ownership in, make any short sale, grant any option to purchase or otherwise dispose of any voting common stock or non-voting common stock of the Company (collectively, "Stock") or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Securities, including, without limitation, shares of voting common stock and non-voting common stock which may be deemed to be beneficially owned by each holder in accordance with the rules and regulations of the SEC and shares of voting common stock and non-voting common stock which may be issued upon exercise of a stock option or warrant, or enter into any Hedging Transaction (as defined below) relating to Securities (each of the foregoing referred to as a "Disposition") for a period of 180 days after the effective date of the registration statement relating to such underwritten public offering (the "Lock-Up Period") unless the managing underwriter otherwise agrees; provided, however, such restrictions shall apply only if all of the Company's officers and directors and holders of five percent (5%) or more of the Company's Securities (collectively, "Other Restricted Sellers") enter into similar agreements; provided, further, however, that the holder shall be permitted to participate on a pro rata basis in any early release from the Lock-Up Period of any Other Restricted Seller by the managing underwriter. The foregoing restriction is expressly intended to preclude the holder from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the Securities would be disposed of by someone other than the holder. "Hedging Transaction" means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Securities. For purposes of this Section 10, "Securities" shall means equity securities of the Company that are, or that are convertible directly or indirectly into, voting common stock or non-voting common stock.

     The holder hereby agrees to execute and deliver in a timely manner an agreement in customary form proposed by such managing underwriter confirming the foregoing covenants.

     In order to enforce the foregoing covenants, the Company may impose stop transfer instructions with respect to the Stock of the holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     11.  Miscellaneous.

          (a) Issue Date. The provisions of this Warrant will be construed and will be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant will be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of the State of Washington and for all purposes will be construed in accordance with and governed by the laws of said state.

          (b) Notices. All notices and other communications called for or required by this Warrant shall be in writing to the parties, in the case of the Company, at the address indicated on the signature page hereof, and, in the case of the holder, at ____________________, marked for the attention of ______________, or to such other address as a party may subsequently specify and shall be deemed to have been received (i) upon delivery in person, (ii) upon the passage of seventy-two (72) hours following post by first class registered or certified mail, return receipt requested, with postage prepaid, (iii) upon the passage of twenty-four (24) hours following post by overnight receipted courier service, or (iv) upon transmittal by confirmed telex or facsimile provided that if sent by facsimile a copy of such receipt requested and postage prepaid, with an indication that the original was set by facsimile and the date of its transmittal.

          (c) Attorneys' Fees. In any litigation, arbitration or court proceeding between the Company and the holder relating hereto, the prevailing party will be entitled to reasonable attorneys' fees and expenses and court costs incurred in enforcing this Warrant.

          (d) Charges, Taxes and Expenses. Issuance of certificates for securities upon the exercise of this Warrant will be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses will be paid by the Company, and such certificates will be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for securities are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise will be accompanied by the Assignment Form attached hereto duly executed by the holder hereof.

     IN WITNESS WHEREOF, ASPi Europe, Inc. has caused this Warrant to be executed as of ____________, 2001 by the undersigned officer thereunto duly authorized.

                              ASPI EUROPE, INC.,
                              a Delaware corporation

                              By:    -------------------------------------
                              Name:  -------------------------------------
                              Title:  ------------------------------------

                              Address for Notices:   ASPi Europe, Inc.
                                                     1940 West 11th Ave
                                                     Vancouver, British Columbia
                                                     Canada   V6J 2C6

                               NOTICE OF EXERCISE

To:  ASPI EUROPE, INC.

     (1) The undersigned hereby elects to purchase __________ shares of common stock ("Shares") of ASPi Europe, Inc., a Delaware corporation (the "Company"), pursuant to the terms of the attached Warrant, and (check one)

         [ ] Tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any; or

         [ ] Requests that the Company withhold securities or instruments otherwise deliverable pursuant to the exercise of the attached Warrant in accordance with Section 2(b) of the attached Warrant.

     (2) In exercising the attached Warrant, the undersigned hereby represents, warrants, confirms and acknowledges as follows:

     (a) the undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment and it is able to bear the economic risk of loss of an investment in any Shares subscribed for pursuant to the attached Warrant;

     (b) the undersigned is acquiring the Shares for its own account for investment purposes only and not with a view to resale or distribution; provided, however, that the undersigned may sell or otherwise dispose of Shares pursuant to registration thereof pursuant to the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities laws or under an exemption from such registration requirements;

     (c) the undersigned understands that the Shares have not been and will not be registered under the Securities Act and that the issuance of the Shares is being made in reliance on an exemption from such registration requirement;

     (d) (i) the undersigned is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act;

          -or-

          (ii)(A) the undersigned is not a "U.S. Person," as such term is defined by Rule 902 of Regulation S under the Securities Act (the definition of which includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States);

          (B) the undersigned was outside the United States at the time of execution and delivery of this Warrant notice of exercise;

          (C) no offers to sell the Shares were made by any person to the undersigned while the undersigned was in the United States;

          (D) the Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;

          (E) the undersigned agrees not to engage in hedging transactions with regard to the Shares prior to the expiration of the one (1) year distribution compliance period set forth in Rule 903(b)(3) of Regulation S under the Securities Act; and

          (F) the undersigned acknowledges and agrees with the Company that the Company shall refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act.

     (e) the undersigned acknowledges that it is not acquiring the Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

     (f) the undersigned agrees that if it decides to offer, sell or otherwise transfer any Shares, it will not offer, sell or otherwise transfer any of such securities directly or indirectly, unless:

          (i)  the sale is to the Company;

          (ii) the sale is made in compliance with the exemption from the registration requirements under the Securities Act provided by Rule 144 or Rule 144A thereunder, if available, and in accordance with any applicable state securities or "Blue Sky" laws; or

          (iii)the securities are sold in a transaction that does not require registration under the Securities Act or any applicable state laws and regulations governing the offer and sale of securities;

          and, with respect to subparagraphs (ii) and (iii) hereof, it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company;

     (g) the undersigned acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act or applicable state laws and regulations, the certificates representing the Shares will bear a legend in substantially the following form:

          "THESE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (III) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, OR (IV) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION, IN EACH CASE AFTER PROVIDING EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER MAY

          BE MADE WITHOUT REGISTRATION UNDER THE 1933 ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT."

     (h) the undersigned understands that the Company may instruct the transfer agent for the Shares not to record any transfer of the Shares without first being notified by the Company that it is satisfied that such transfer is exempt from or not subject to the registration requirements of the Securities Act;

     (i) the undersigned consents to the Company making a notation on its records or giving instruction to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described herein.

     (3) Please issue a certificate or certificates representing said Shares in the name of the undersigned.




Date                                    Signature

                                        Address:

                                        -----------------------------------

                                        -----------------------------------

                                        -----------------------------------